UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Final Comprehensive Beverage Agreement. In connection with the closing under the Distribution APA described in Item 2.01 below, on April 28, 2017, Coca-Cola Bottling Co. Consolidated (the “Company”), The Coca-Cola Company and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, entered into an amendment (the “CBA Amendment”) to the final comprehensive beverage agreement among them dated March 31, 2017 (as amended, the “Final CBA”) to add the April 2017 Territory (as defined in Item 2.01 below) to the territories covered under the Final CBA for which CCR has granted the Company exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks (as those terms are defined in the Final CBA) in exchange for the Company agreeing to make a quarterly sub-bottling payment to CCR on a continuing basis, based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a Covered Beverage, Related Product or certain cross-licensed brands. A summary of the Final CBA is provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2017 (the “April 2017 Form 8-K”), and the Company will file the Final CBA with its Quarterly Report on Form 10-Q for the first quarter of 2017 (the “Q1 2017 Form 10-Q”).

First Amendment to Final Regional Manufacturing Agreement. In connection with the closing under the Manufacturing APA described in Item 2.01 below, on April 28, 2017, the Company and The Coca-Cola Company entered into an amendment (the “RMA Amendment”) to the final regional manufacturing agreement among them dated March 31, 2017 (as amended, the “Final RMA”) to add the Twinsburg Facility (as defined in Item 2.01 below) to the regional manufacturing facilities covered under the Final RMA for which The Coca-Cola Company has granted the Company the rights to manufacture, produce and package Authorized Covered Beverages (as defined in the Final RMA) for distribution by the Company for its own account in accordance with the Final CBA and for sale by the Company to certain other U.S. Coca-Cola bottlers and to the Coca-Cola North America division of The Coca-Cola Company in accordance with the Final RMA. A summary of the Final RMA is provided in the April 2017 Form 8-K, and the Company will file the Final RMA with the Q1 2017 Form 10-Q.

The foregoing descriptions of the CBA Amendment and the RMA Amendment are qualified in their entirety by reference to the full text of such agreements and all exhibits thereto, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending July 2, 2017.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 28, 2017, the Company completed the acquisition from CCR of the following (the “April 2017 Acquisitions”):

•	distribution assets that included (i) rights to distribute certain cross-licensed brands distributed by CCR in territories located in northern Ohio served by distribution facilities located in Akron, Elyria, Toledo, Willoughby and Youngstown, Ohio (the “April 2017 Territory”), and (ii) other assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands, as contemplated by a distribution asset purchase agreement dated April 13, 2017 between the Company and CCR, a copy of which was filed with the SEC on April 17, 2017 (the “Distribution APA”); and

•	a regional manufacturing facility located in Twinsburg, Ohio (the “Twinsburg Facility”) and related assets, as contemplated by a manufacturing asset purchase agreement dated April 13, 2017 between the Company and CCR, a copy of which was filed with the SEC on April 17, 2017 (the “Manufacturing APA”).

The April 2017 Acquisitions are the latest in a series of previously-announced transactions the Company has engaged in with The Coca-Cola Company and CCR as part of The Coca-Cola Company’s plans to refranchise its North American bottling territories, by which the Company has significantly expanded its distribution and manufacturing operations. In addition to the April 2017 Acquisitions, the Company has closed the following acquisitions with CCR in fiscal 2017 (together with the April 2017 Acquisitions, the “Acquired Business”):

•	on January 27, 2017, the Company acquired distribution assets that included rights to distribute certain cross-licensed brands distributed by CCR in, as well as the assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands in, territories served by distribution facilities in Anderson, Fort Wayne, Lafayette, South Bend and Terre Haute, Indiana; and

•	on March 31, 2017, the Company acquired (i) distribution assets that included rights to distribute certain cross-licensed brands distributed by CCR in, as well as the assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands in, territories served by distribution facilities in Indianapolis and Bloomington, Indiana and Columbus and Mansfield, Ohio, and (ii) two regional manufacturing facilities located in Indianapolis and Portland, Indiana and related manufacturing assets.

None of the acquisitions of the Acquired Business individually were significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K; however, as a result of the April 2017 Acquisitions, the Acquired Business now is significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K. The Company paid approximately $228.0 million in the aggregate (after certain adjustments and subject to further post-closing adjustments) for the Acquired Business, which was the result of the application of valuation principles which are customary in the soft drink industry (e.g., application of an EBITDA multiple to determine the brand business values and the use of net book values for the distribution and manufacturing assets and working capital).

The foregoing descriptions of the Distribution APA and the Manufacturing APA are qualified in their entirety by reference to the full text of such agreements and all exhibits thereto, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Important Warning Regarding the Information in the Distribution APA and the Manufacturing APA and the Exhibits to Such Agreements. The Distribution APA and the Manufacturing APA, including any exhibits to these agreements, have been included to provide investors with information regarding their terms. There are representations and warranties contained in these agreements which were made by the respective parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of each such agreement and may be subject to important qualifications and limitations agreed to by the respective parties in connection with negotiating their terms (including qualification by disclosures that are not necessarily reflected in these agreements). Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of each such agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the Distribution APA and the Manufacturing APA, as well as all exhibits to these agreements, together with the other information concerning the Company, The Coca-Cola Company and CCR that each company or its affiliates publicly files in reports and statements with the SEC.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates. The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed with the SEC on March 20, 2017.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company will file financial statements with respect to the Acquired Business for the periods specified in Rule 3-05(b) of Regulation S-X by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report was required to be filed.

(b)	Pro Forma Financial Information.

The Company will file pro forma information with respect to the Acquired Business for the periods specified in Rule 3-05(b) of Regulation S-X by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report was required to be filed.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To
2.1+	Distribution Asset Purchase Agreement, dated April 13, 2017, by and between the Company and Coca-Cola Refreshments USA, Inc.	Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 17, 2017 (File No. 0-9286).

2.2+	Manufacturing Asset Purchase Agreement, dated April 13, 2017, by and between the Company and Coca-Cola Refreshments USA, Inc.	Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on April 17, 2017 (File No. 0-9286).

+	Certain schedules and similar supporting attachments to this agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: May 2, 2017	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President & Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: April 28, 2017	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To
2.1+	Distribution Asset Purchase Agreement, dated April 13, 2017, by and between the Company and Coca-Cola Refreshments USA, Inc.	Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 17, 2017 (File No. 0-9286).

2.2+	Manufacturing Asset Purchase Agreement, dated April 13, 2017, by and between the Company and Coca-Cola Refreshments USA, Inc.	Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on April 17, 2017 (File No. 0-9286).

+	Certain schedules and similar supporting attachments to this agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.